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                                                                  EXHIBIT C.4

                         CONSO INTERNATIONAL CORPORATION
                                  P.O. BOX 326
                              513 N. DUNCAN BYPASS
                           UNION, SOUTH CAROLINA 29379










                                January 18, 2000





CIC Acquisition Co.
CIC Acquisition Sub, Inc.
c/o CitiCorp Venture Capital, Ltd.
399 Park Avenue
New York, New York  10043
Attn:  M. Saleem Muqaddam

         Re: Merger Agreement dated as of October 5, 1999 (the "Merger Agreement") by and among Conso International Corporation ("Conso"), CIC Acquisition Co. ("Parent") and CIC Acquisition Sub, Inc. ("Acquisition Sub")

Dear Gentlemen:

         In connection with the above referenced Merger Agreement, Conso and Parent each agree to waive any right they have to terminate the Merger Agreement pursuant to Section 5.3(b) thereof until February 29, 2000, at which time the right to terminate under Section 5.3(b) shall only arise if the Effective Time (as defined in the Merger Agreement) has not occurred on or before such date. Parent and Acquisition Sub also consent to the adjournment of Conso's special meeting of shareholders at which the Merger Agreement and the related Plan of Merger are to be considered until February 24, 2000.

         Please acknowledge your agreement and consent to the foregoing by signing in the space provided on the next page.

                                  Very truly yours,

                                  CONSO INTERNATIONAL CORPORATION


                                  By:      /s/ J. CARY FINDLAY
                                     -----------------------------------------
                                  Name:    J. Cary Findlay
                                  Title:   Chairman, Chief Executive Officer
                                           and President




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CIC Acquisition Co.
CIC Acquisition Sub, Inc.
January 18, 2000
Page 2





Agreed and consented to:

CIC ACQUISITION CO.


By: /s/ SALEEM MUQADDAM
   ---------------------------
Name: Saleem Muqaddam
Title: President


CIC ACQUISITION SUB, INC.


By: /s/ SALEEM MUQADDAM
   ---------------------------
Name: Saleem Muqaddam
Title: President